UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                                                   Entry into a Material Definitive Agreement

On July 3, 2019, Lannett Company, Inc. (the “Company”) entered into (1) an agreement (the “Agreement”) with Cediprof, Inc. (“Cediprof”), and a (2) Distribution and Supply Agreement (the “Distribution Agreement”) with Cediprof.

Pursuant to the Agreement and the Distribution Agreement, the Company will make an up-front payment to Cediprof in the amount of $20 million upon entering into the Agreement and the Distribution Agreement and will receive the exclusive right, commencing no later than August 1, 2022, to market and supply Levothyroxine Sodium Tablets USP manufactured by Cediprof in the United States of America and its territories and possessions, with the exception of Puerto Rico and the Virgin Islands.

The Company expects to file the Agreement and the Distribution Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.  The description of the Agreement and the Distribution Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Distribution Agreement when filed.

Item 9.01                                                                   Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	July 8, 2019 Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: July 8, 2019

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